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                                                                  EXHIBIT (i)(2)


             LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                                                October 27, 2009

Van Kampen Capital Growth Fund
522 Fifth Avenue
New York, New York 10036

          Re:  Post-Effective amendment No. 66 to the
               Registration Statement on Form N-1A for the
               Van Kampen Capital Growth Fund -- Registration Statement on Form N-1A (File Nos. 2-31417 and 811-1792)

          We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP